Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-165990 and No. 333-252614 of Global Clean Energy Holdings, Inc. (the "Company") of our report dated April 12, 2021, relating to the consolidated financial statements, which appear in this Form 10-K of the Company for the year ended December 31, 2020.

Macias, Gini & O'Connell, LLC

/s/ MACIAS, GINI & O'CONNELL, LLC

Irvine, California

April 12, 2021